Exhibit 15.1

April 11, 2023

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

We are aware that our report dated January 11, 2022 on our review of interim financial information of Next Level Internet, Inc. as of October 31, 2021 and for the three-month periods ended October 31, 2021 and 2020 is included in this Registration Statement of Minority Equality Opportunities Acquisition, Inc. on Amendment No. 2 to Form S-4.

Very truly yours,

Melville, NY

An Independent Member of Urbach Hacker Young International